UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2009

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, the board of directors of Otelco Inc. (the “Company”) adopted an executive long term incentive plan, effective as of January 1, 2009.  The compensation committee of the Company’s board of directors will determine each year which employees of the Company or any of its subsidiaries are eligible to participate in the plan.  Under the plan, the compensation committee will establish a Target EBITDA (as defined in the plan) before the start of each year.  In any year in which the Company’s Actual EBITDA (as defined in the plan) exceeds Target EBITDA (“Excess EBITDA”), participating employees will be eligible to receive cash awards under the plan.  The compensation committee shall determine the percentage of Excess EBITDA to be distributed under the plan, as well as the allocations to participating employees.  Awards issued under the plan vest ratably over a three year period.

The foregoing description of the executive long term incentive plan does not purport to be complete and is qualified in its entirety by reference to the full text of the executive long term incentive plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the adoption of the executive long term incentive plan described above, on May 12, 2009, the Company terminated its previously disclosed long-term incentive plan.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Otelco Inc. Executive Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 14, 2009
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer